Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated September 29, 2025 with respect to the Common Stock, par value $0.0001 per share, of Reviva Pharmaceuticals Holdings, Inc., a Delaware corporation, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

683 CAPITAL MANAGEMENT, LLC

By:	/s/ Ari Zweiman
Ari Zweiman, Managing Member
Date:	09/29/2025

683 CAPITAL PARTNERS, LP

By:	/s/ Ari Zweiman
Ari Zweiman, Authorized Person
Date:	09/29/2025

ARI ZWEIMAN

By:	/s/ Ari Zweiman
Ari Zweiman, Self
Date:	09/29/2025